COLUMBUS MCKINNON CORPORATION THRIFT 401(K) PLAN
                  AMENDMENT NO. 5 OF THE 1998 PLAN RESTATEMENT


     Columbus McKinnon Corporation (the "Corporation") hereby amends the Columbus McKinnon Corporation Thrift 401(K) Plan (the "Plan"), as amended and restated in its entirety effective January 1, 1998, and as further amended by Amendment Nos. 1 through 4, as permitted under Section 14.1 of the Plan, as follows:

1. Section 4.3, entitled "Adjustments", is amended effective January 1, 2002 by changing Section 4.3(a) to read as follows:

          "(a) LIMITS ON HIGHLY COMPENSATED EMPLOYEES. The Committee may establish and modify from time to time maximum limits on the percentage of Base Salary that may be contributed to the Plan during a Plan Year or portion of a Plan Year by Participants who are, or who are expected to be, Highly Compensated Employees for such Plan Year if it believes that such limits are appropriate in order to satisfy any limitation of Section 4.2. Pursuant to the authority granted in the preceding sentence, the Committee has limited Salary Reduction Contributions of Highly Compensated Employees to rates not exceeding 9 percent for the Plan Year beginning January 1, 2002."

     IN WITNESS WHEREOF, this instrument of amendment has been executed by a duly authorized officer of the Corporation this 20th day of December, 2002.


                                          COLUMBUS McKINNON CORPORATION


                                          By /s/ R.L. Montgomery
                                             ------------------------------


                                          Title Executive Vice President
                                                -----------------------------


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